                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                                 18 U.S.C. 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                  November 13, 2003

      In connection with the Quarterly Report on Form 10-Q by Kaiser Aluminum
& Chemical Corporation, a Delaware corporation (the "Company"), for the quarter ending September 30, 2003 (the "Report"), as filed on the date hereof with the Securities and Exchange Commission, the undersigned, John T. La Duc,
Chief Financial Officer of the Company, does hereby certify, pursuant to
18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that to such officer's knowledge:

      (1)  The Report fully complies with the requirements of Section 13(a) or
           15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or
           78o(d)); and

      (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the
           Report.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the date first above written.

                                       /S/ John T. La Duc
                                           John T. La Duc
                                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Kaiser Aluminum & Chemical Corporation and will be retained by
Kaiser Aluminum & Chemical Corporation and furnished to the Securities and
Exchange Commission or its staff upon request.